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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  November 14, 2000


                       EURO TRADE & FORFAITING, INC.
          (Exact name of Registrant as specified in its charter)


                                    Utah
                         (State of Incorporation)


        000-26031                                  87-0571580
  (Commission File Number)            (I.R.S. Employer Identification No.)


                  42 Brook Street, London, England  W1Y 1YB
       (Address of principal executive offices, including zip code)


                              (207) 958 9026
           (Registrant's telephone number, including area code)

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ITEM 5.     OTHER EVENTS.

Pursuant to an underwriting agreement dated November 14, 2000 (the "Underwriting Agreement") made between Euro Trade & Forfaiting, Inc. (the "Corporation") and MFC Merchant Bank S.A. (the "Bank") the Corporation sold, on a private placement basis (the "Transaction"), 8,500,000 units (the "Units") at a purchase price of $1.35 per Unit with each Unit comprised of one common share in the capital of the Corporation (a "Share") and one share purchase warrant (a "Warrant") which entitles the holder thereof to purchase one further Share at a price of $1.35 per Share, subject to adjustment in certain circumstances, for a period of five years from the date of issuance.

Pursuant to terms of the Underwriting Agreement, the Corporation paid to the Bank an aggregate commission of 8% of the gross proceeds of the sale of Shares. The Corporation will also pay to the Bank a commission of 8% of the gross proceeds, if any, received by the Corporation on the exercise of the Warrants.

The Transaction completed on November 14, 2000 and the Bank arranged for substituted purchasers to purchase all of the Units.

The Corporation will use the net proceeds from the Transaction to seek investment opportunities to expand its financial services business including the financing of trade receivables, the pre-export and specialized financing of commodities to well established small and medium sized trading companies.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                    Description
-----------                    -----------

   1.1 Underwriting Agreement dated November 14, 2000 made between Euro Trade & Forfaiting, Inc. and MFC Merchant Bank S.A.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Registrant:    EURO TRADE & FORFAITING, INC.
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By:            /s/ Michael J. Smith
               -----------------------------------------------------------
               MICHAEL J. SMITH, DIRECTOR

Date:          November 15, 2000
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                               EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------

   1.1 Underwriting Agreement dated November 14, 2000 made between Euro Trade & Forfaiting, Inc. and MFC Merchant Bank S.A.